Exhibit 3.61

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:31 PM 10/31/2012
FILED 12:31 PM 10/30/2012
SRV 121178679 - 5234570 FILE

CERTIFICATE OF FORMATION

OF

QUALITY INVESTMENT PROPERTIES SACRAMENTO, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company is:

Quality Investment Properties Sacramento, LLC

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange St., in the City of Wilmington, County of New Castle 19801. The name of the registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of October 29, 2012.

/s/ R.Matthew Garms
R. Matthew Garms, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:31 PM 10/31/2012
FILED 12:31 PM 10/30/2012
SRV 121178679 - 5234570 FILE

STATE OF DELAWARE

WAIVER OF REQUIREMENT

FOR AFFIDAVIT OF EXTRAORDINARY CONDITION

It appears to the Secretary of State that an earlier effort to deliver this instrument and tender such taxes and fees was made in good faith on the tile date stamped hereto. The Secretary of State has determined that an extraordinary condition (as reflected in the records of the Secretary of State) existed at such date and time and that such earlier effort was unsuccessful as a result of the existence of such extraordinary condition, and that such actual delivery and tender were made within a reasonable period (not to exceed two business days) after the cessation of such extraordinary condition and establishes such date and time as the filing date of such instrument.

Jeffrey W. Bullock
Jeffrey W. Bullock
Secretary of State

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:00 PM 03/25/2013
FILED 12:00 PM 03/25/2013
SRV 130361132 - 5234570 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.       The name of the limited liability company is Quality Investment Properties Sacramento, LLC.

2.       The Registered Office of the limited liability company in the State of Delaware is changed to 1675 S. State, Ste B (street), in the City of Dover Zip Code 19901. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Capitol Services Inc.

By:	/s/ Shirley E. Goza
Authorized Person

Name:	Shirley E. Goza
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